UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report: August 17, 2020
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of Principal Executive Offices)		(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On August 17, 2020, Chegg, Inc. (“Chegg”) issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $750.0 million aggregate principal amount of convertible senior notes due 2026 in a private placement.
On August 18, 2020, Chegg issued a press release announcing the pricing of its offering of $900.0 million aggregate principal amount of 0% convertible senior notes due 2026 in a private placement (the “Notes”). Chegg also granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $100.0 million aggregate principal amount of Notes.
The Notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.
Copies of the press releases announcing the proposed offering of the Notes and the pricing of the offering of the Notes are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated August 17, 2020 announcing the proposed offering of the Notes.
99.2	Press release dated August 18, 2020 announcing the pricing of the Notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By:	/s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: August 18, 2020